Exhibit 2.1


                            RFS ACQUISITION AGREEMENT

        CNL Hospitality Partners/CNL Hotel RI-Orlando/CNL Hotel CY-Edison

     THIS RFS ACQUISITION AGREEMENT ("Agreement") made as of the 10th day of July, 2003 by and among CNL HOSPITALITY PARTNERS, LP, a Delaware limited partnership, CNL HOTEL RI-ORLANDO, LTD., a Florida limited partnership, CNL HOTEL CY-EDISON, LP, a Delaware limited partnership (collectively, "CNL"), RFS PARTNERSHIP, L.P., a Tennessee limited partnership (the "Company"), and CNL ROSE ACQUISITION CORP., a Delaware corporation and owner of 99.9% of the partnership interests of the Company ("Rose Acquisition").

                                    RECITALS

     WHEREAS, CNL owns the fee simple title to the existing hotel properties set forth on Exhibit A attached hereto (collectively, the "Property") and desires that the Property be transferred and conveyed to the Company in exchange for limited partnership interests of the Company (or comparable shares of common stock of Rose Acquisition, the Company's sole limited partner).

     WHEREAS, in connection with and as consideration for the transfer and conveyance to it of the Property, the Company shall issue limited partnership interests or Rose Acquisition will issue shares of its common stock to CNL as payment of the purchase price for the Property.

     NOW, THEREFORE, in consideration of the mutual covenants and agreements herein contained, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, do hereby agree as follows:

                                    ARTICLE I
                                PROPERTY TRANSFER

     Subject to and in accordance with the terms of this Agreement, upon execution hereof, CNL shall transfer, convey and assign all of CNL's right, title and interest in and to the Property to the Company in exchange for the consideration set forth in Section 2.1 below.

                                   ARTICLE II
                                  CONSIDERATION

     Section 2.1. In consideration for the transfer and assignment of Property set forth in Section 1.1 above, which the parties stipulate and agree represents a purchase price amount of $127,348,074 in the aggregate, the Company shall issue to CNL limited partnership interests in an amount equal to Twenty-Four and Four-Tenths Percent (24.4%) of the outstanding partnership interests of the Company (the "Equity Interest"), all as more particularly described in Section
3.2 herein. Purchase price amounts and related Equity Interest allocations for each of the subject hotel properties is set forth on Exhibit A attached hereto.

     In lieu of issuing limited partnership interests of the Company as consideration for the transfer of the Property to the Company as set forth in the preceding paragraph of this Section


                                       1

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2.1, Rose Acquisition may issue to CNL approximately 244 shares of Rose
Acquisition's single class of common stock in an amount which will equal approximately 24.4% of the outstanding capital stock of all classes of Rose Acquisition as consideration for the transfer of the Property to the Company. In such case, the term "Equity Interest" shall refer to such shares of common stock of Rose Acquisition issued to CNL as consideration for the transfer of the Property.

     Section 2.2. CNL shall execute, or where applicable, cause the following to be delivered to Company and/or Rose Acquisition, as the case may be, upon execution hereof:

     (a) executed conveyance and transfer documents as scheduled in Exhibit B attached hereto, and such other instruments as are necessary to effect and confirm the transfer and assignment of all of CNL's interests in the Property to the Company, in form and substance mutually acceptable to CNL and the Company; and

     (b) such other documents, instruments, resolutions and other material reasonably requested by the Company as may be necessary or desirable to effect the transactions contemplated hereby.

     Section 2.3. Upon execution hereof, the Company and/or Rose Acquisition, as the case may be shall execute and/or deliver, or cause to be executed and/or delivered to CNL the following:

     (a) an executed assignment and assumption acknowledging the receipt by the Company of the transfer and assignment of certain interests in the Property and the assumption of obligations thereunder as may arise from or after the date of the conveyance hereunder;

     (b) a certificate or certificates representing the Equity Interest; and

     (c) such other documents, instruments, resolutions and other material necessary to effect the transactions contemplated hereby.

                                   ARTICLE III
                  REPRESENTATIONS AND WARRANTIES OF THE COMPANY

     Each of the Company and Rose Acquisition hereby represents and warrants to and for the benefit of CNL as follows:

     Section 3.1. Authority Relative to this Agreement. Each of the Company and Rose Acquisition is a limited partnership or corporation duly formed or incorporated, validly existing and in good standing under the laws of the jurisdiction of formation and has the requisite power or corporate power and authority to own, lease and operate its respective properties and carry on its business as now being conducted. Each of the Company and Rose Acquisition has all limited partnership power or corporate power, as the case may be, and authority necessary to execute and deliver this Agreement and to consummate the transactions contemplated hereby. Each of the Company and Rose Acquisition is duly qualified and is authorized to do business and is in good standing as a foreign limited partnership or foreign corporation in all jurisdictions in which the nature of its activities and of its properties (both owned and leased) makes such qualification necessary, except for those jurisdictions in which failure to do so would not have a material adverse effect on either of the Company or Rose Acquisition, or their businesses.

     The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly and validly authorized by the General Partner of the Company and the Board of Directors of Rose Acquisition and no other proceedings on the part of the Company or Rose Acquisition are necessary to authorize this Agreement or to consummate the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by the Company and Rose Acquisition and, assuming that this Agreement constitutes a valid and binding agreement of CNL, constitutes a valid and binding agreement of the Company and Rose Acquisition enforceable against the Company and Rose Acquisition in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, moratorium or other similar laws affecting or relating to enforcement of creditors' rights generally or general principles of equity.

     Section 3.2. Equity Interests. Upon transfer and assignment of the Property pursuant to this Agreement, CNL will receive good and marketable title to the Equity Interest, constituting approximately 24.4% of the outstanding partnership interests and economic interests of the Company (or equivalent percentage interest in the outstanding shares of common stock of Rose Acquisition, if applicable), free and clear of all liens, options, encumbrances and restrictions of any kind or nature whatsoever other than restrictions imposed by federal and state securities laws with respect to the transfer of the Equity Interest.

     There are no outstanding options, warrants, rights (including conversion or preemptive rights and rights of first refusal), proxy or agreements among partners or potential partners, or agreements of any kind for the purchase or acquisition from the Company or Rose Acquisition of any of its partnership interests, common stock, equity interests or securities.

     The Equity Interest (i) has been duly authorized and validly issued and is fully paid, (ii) to the extent applicable, non-assessable, and (iii) was issued in compliance with all applicable state and federal laws concerning the issuance of securities.

     Section 3.3. Legal Proceedings and Judgments. There are no claims, actions, proceedings or investigations pending or, to the Company's knowledge or Rose Acquisition's knowledge, threatened against or relating to the Company or Rose Acquisition before any court or other governmental authority acting in an adjudicative capacity that could have an adverse effect on the Company's ability to consummate the transactions contemplated hereby.

        Section 3.4. No Conflict. Each of the Company and Rose Acquisition has, as applicable, delivered to CNL true and complete copies of the Certificate of Limited Partnership and Limited Partnership Agreement of the Company, and the Articles of Incorporation and By-laws of Rose Acquisition, as amended to date. The execution, delivery, and performance of and compliance with this Agreement and the issuance of the Equity Interest pursuant hereto will not, with or without the passage of time or giving of notice, result in any such violation, or be in conflict with or constitute a default under the Certificate of Limited Partnership or the Limited Partnership Agreement of the Company, or the Articles of Incorporation or By-laws of Rose Acquisition, or result in the creation of any mortgage, pledge, lien, encumbrance or charge upon any of the properties or assets of the Company or Rose Acquisition or the suspension, revocation, impairment, forfeiture or nonrenewal of any permit, license, authorization or approval applicable to the Company, its business or operations or any of its assets or properties.

     Section 3.5. Brokers. No person is entitled to any brokerage, financial advisory, finder's or similar fee or commission payable by the Company or Rose Acquisition or any of their affiliates in connection with the transactions contemplated by this Agreement or associated with the based-upon arrangements made by or on behalf of the Company or Rose Acquisition.

                                   ARTICLE IV
                   REPRESENTATIONS AND WARRANTIES OF PURCHASER

     CNL hereby represents and warrants to the Company and Rose Acquisition as follows:

     Section 4.1. Authority Relative to this Agreement. CNL is a limited partnership, duly organized, validly existing and in good standing under the laws of the jurisdiction of incorporation and has the requisite power and authority to own, lease and operate its respective properties and carry on its business as now being conducted. CNL has all limited partnership power and authority necessary to execute and deliver this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly and validly authorized by all of the partners of CNL and no other corporate proceedings on the part of CNL are necessary to authorize this Agreement or to consummate the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by CNL, and, assuming that this Agreement constitutes a valid and binding agreement of the Company and Rose Acquisition, constitutes a valid and binding agreement of CNL, enforceable against CNL in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, moratorium or other similar laws affecting or relating to enforcement of creditors' rights generally or general principles of equity.

     Section 4.2. Legal Proceedings and Judgments. There are no material claims, actions, proceedings or investigations pending or, to CNL's knowledge, threatened against or relating to CNL before any court or other governmental authority acting in an adjudicative capacity that could have a material adverse effect on CNL's ability to consummate the transactions contemplated hereby.

     Section 4.3. Property. CNL owns good and marketable fee simple title to the Property free and clear of all liens and encumbrances, other than standard deed restrictions (which would not materially impair the use and occupancy of the Property). On the date hereof, CNL will convey good and marketable fee simple title to the Property to the Company free and clear of all such liens and encumbrances, other than as described above.

     Section 4.4. Acquisition of the Equity Interest for Investment. CNL has been informed that the Equity Interest has not been registered under the Securities Act of 1933, as amended or under any applicable state securities laws. CNL acknowledges that it will acquire ownership of the Equity Interest for its own account, for investment purposes only, and not with a view to the resale or distribution thereof in violation of any applicable securities laws.

     Section 4.5. No Conflict. CNL has delivered to the Company true and complete copies of the Certificate of Incorporation, as amended to date. The execution, delivery, and performance of and compliance with this Agreement will not, with or without the passage of time or giving of notice, result in any such violation, or be in conflict with or constitute a default under the Certificate of Incorporation of CNL, or result in the creation of any mortgage, pledge, lien, encumbrance or charge upon any of the properties or assets of CNL or the suspension, revocation, impairment, forfeiture or nonrenewal of any permit, license, authorization or approval applicable to CNL, its business or operations or any of its assets or properties.

     Section 4.6. Brokers. No person is entitled to any brokerage, financial advisory, finder's or similar fee or commission payable by CNL or any of its affiliates in connection with the transactions contemplated by this Agreement or associated with the based upon arrangements made by or on behalf of CNL.

                                    ARTICLE V
                                   ASSIGNMENT

     Section 5.1. This Agreement and the Company's, Rose Acquisition's and CNL's rights hereunder may not be assigned by Company, Rose Acquisition or CNL without the prior written consent of the other.

                                   ARTICLE VI
                                  COUNTERPARTS

     Section 6.1. This Agreement may be executed in multiple counterparts, each of which shall be deemed an original and together constitute one original agreement.

                                   ARTICLE VII
                               FURTHER ASSURANCES

     Section 7.1. The Company, Rose Acquisition and CNL agree to execute and deliver to the other such further documents or instruments as may be reasonable and necessary in furtherance of the performance of the terms, covenants and conditions of this Agreement. This paragraph shall survive the closing hereunder.

                                  ARTICLE VIII
                                  MISCELLANEOUS

     Section 8.1. This Agreement shall be binding upon and shall inure to the benefit of CNL, the Company, and Rose Acquisition and their respective successors and assigns.

     Section 8.2. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware. This Agreement shall be construed without regard to any presumption or other rule requiring construction against the party causing this Agreement to be drafted. If any words or phrases in this Agreement shall have been stricken or otherwise eliminated, whether or not any other words or phrases have been added, this Agreement shall be construed as if the words or phrases so stricken or otherwise eliminated were never included in this Agreement and no implication or inference shall be drawn from the fact that said words or phrases were so stricken or otherwise eliminated. All terms and words used in this Agreement, regardless of the number or gender in which they are used, shall be deemed to include any other number and any other gender as the context may require.

     Section 8.3. The captions, headings and titles of the several Sections contained in this Agreement are inserted only as a matter of convenience and for reference and in no way define, limit or describe the scope of this Agreement or the intent of any provision thereof.

     Section 8.4. The invalidity or unenforceability of any provision of this Agreement shall not affect or impair any other provision of this Agreement.

     Section 8.5. This Agreement contains the entire agreement between CNL, Rose Acquisition and the Company, and any and all prior understandings and dealings heretofore had are merged herein and any agreement hereafter made shall be ineffective to change, modify or discharge this Agreement in whole or in part unless such agreement hereafter made is in writing and signed by CNL, Rose Acquisition and Company.

     Section 8.6. Any notice or other communication permitted or required to be given hereunder by one party to the other shall be in writing and shall be hand delivered, sent by overnight courier service requiring receipt or mailed by registered or certified United States Mail, postage prepaid, return receipt requested, to the party entitled or required to receive the same at the address specified below or at such other address as may hereafter be designated in writing by any such party:

        To the Company:           c/o CNL Hospitality Corp.
        or Rose Acquisition       CNL Center at City Commons
                                  450 South Orange Avenue
                                  Orlando, Florida  32801
                                  Attention:

                                  With a copy to:

                                  Lowndes, Drosdick, Doster, Kantor & Reed, P.A. 215 North Eola Avenue
                                  Orlando, Florida 32801
                                  Attn.: Richard J. Fildes, Esq.

        To CNL:                   c/o CNL Hospitality Corp..
                                  CNL Center at City Commons
                                  450 South Orange Avenue
                                  Orlando, Florida  32801
                                  Attention:

                                  With a copy to:

                                  Lowndes, Drosdick, Doster, Kantor & Reed, P.A. 215 North Eola Avenue
                                  Orlando, Florida 32801
                                  Attn.: Richard J. Fildes, Esq.

     Section 8.7. None of the provisions of this Agreement shall be construed as having been made for the benefit of any creditor of either CNL, Rose Acquisition or the Company, nor shall any of such provisions be enforceable (except as otherwise required by law) by any person not a party hereto.

     Section 8.8. The Property being owned by the separate entities identified as "CNL" herein, the terms and provisions of this Agreement shall be applied separately to each of the CNL owner entities as to their respective ownership interests to be conveyed and the equity interests to be received in consideration thereof.

                          SIGNATURES ON FOLLOWING PAGE

     IN WITNESS WHEREOF, the parties hereto have executed and acknowledged this Agreement as of the date first above written.



CNL HOSPITALITY PARTNERS, LP,                          CNL HOTEL RI-ORLANDO, LTD.,
a Delaware limited partnership                         a Florida limited partnership

By:   CNL Hospitality GP Corp.,                        By:  CNL RI-Orlando, LLC, a Florida
      a Delaware corporation, its General Partner           limited liability company, its
                                                            General partner

                                                       By:   CNL Hospitality  Properties,  Inc.,
        By: /s/ Marcel Verbaas                               a  Maryland  corporation,  as  sole
            ------------------                               member
           Name:  Marcel Verbaas
           Title: Senior Vice President


RFS PARTNERSHIP, L.P.,                                         By:  /s/ C. Brian Strickland
a Tennessee limited partnership                                     --------------------------
                                                                    Name:  C. Brian Strickland
                                                                    Title:  Executive Vice
By:     CNL Rose GP Corp.,                                                  President
        a Delaware corporation, its General Partner

                                                       CNL HOTEL CY-EDISON, LP,
                                                       A Delaware limited partnership
        By: /s/ Marcel Verbaas
        ---------------------------------
           Name:  Marcel Verbaas                       By:    CNL CY-Edison, LLC, a Delaware
           Title: Senior Vice President                       limited  liability company, its
                                                              General partner

CNL ROSE ACQUISITION CORP.                             By:    CNL Hospitality  Properties,  Inc.,
a Delaware corporation                                        a  Maryland  corporation,  as  sole
                                                              member


        By:/s/ Marcel Verbaas                                 By: /s/ C. Brian Strickland
           ----------------------                                 ------------------------
           Name:  Marcel Verbaas                                  Name: C. Brian Strickland
           Title: Senior Vice President                           Title: Executive Vice President


                                    EXHIBIT A

                                   PROPERTIES

All land, buildings, improvements on the land and buildings, and all hereditaments and appurtenances to the improvements, the land and the buildings, including without limitation all easements, rights-of-way and other similar interests appertaining to the land and/or the buildings, if any, relating to:

Hotel           Address                  City           State    Zip Code   Owner           Purchase Price   Percent     RFS/Rose
-----           -------                  ----           -----    --------   -----           --------------   --------    --------
                                                                                                             Interest    Shares

Wyndham         270 Concord Road         Billerica      MA       01821      CNL             $23,610,899
                                                                            Hospitality
                                                                            Partners, LP

Wyndham         7675 East Union Ave      Denver         CO       80237      CNL             $17,187,108
                                                                            Hospitality                       15.01%     150.1428
                                                                            Partners, LP

Hyatt           50 Alhambra Plaza        Coral Gables   FL       33134      CNL             $37,550,869
                                                                            Hospitality
                                                                            Partners, LP

Residence Inn   11000 Westwood Blvd.     Orlando        FL       32821      CNL Hotel       $33,010,349        6.33%      63.25893
                                                                            RI-Orlando,
                                                                            Ltd.

Courtyard       3105 Woodbridge Ave.     Edison         NJ       08837      CNL Hotel       $15,988,849        3.06%      30.64001
                                                                            CY-Edison

                TOTALS                                                                     $127,384,074       24.4%      244.04174

                                    EXHIBIT B

                        SCHEDULE OF CONVEYANCE DOCUMENTS

1.   Coral Gables Special Warranty Deed

2.   Coral Gables Amendment to Memorandum of Lease

3.   Coral Gables Assignment and Assumption of Lease Agreement (Operating Lease)

4.   Coral Gables Special Warranty Bill of Sale

5.   Coral Gables Assignment of Licenses, Permits, Plans, Contracts and
     Warranties

6. Coral Gables Assignment and Assumption of Owner, Lessee and Manager Non-Disturbance and Attornment Agreement

7.   Coral Gables Assignment of Software

8.   Sea World Special Warranty Deed

9.   Sea World Amendment to Memorandum of Lease

10. Sea World Assignment and Assumption of Amended and Restated Lease Agreement (Operating Lease)

11.  Sea World Special Warranty Bill of Sale

12.  Sea World Assignment of Licenses, Permits, Plans, Contracts and Warranties

13.  Sea World Assignment and Assumption of Amended and Restated Owner Agreement

14.  Edison Deed

15.  Edison Assignment and Assumption of Lease Agreement (Operating Lease)

16.  Edison Special Warranty Bill of Sale

17.  Edison Assignment of Licenses, Permits, Plans, Contracts and Warranties

18.  Billerica Quitclaim Deed

19.  Billerica Amendment to Memorandum of Lease

20.  Billerica Assignment and Assumption of Lease Agreement (Operating Lease)

21.  Billerica Special Warranty Bill of Sale

22.  Billerica Assignment of Licenses, Permits, Plans, Contracts and Warranties

23.  Denver Tech Special Warranty Deed

24.  Denver Tech Amendment to Memorandum of Lease

25.  Denver Tech Assignment and Assumption of Lease Agreement (Operating Lease)

26.  Denver Tech Special Warranty Bill of Sale

27.  Denver Tech Assignment of Licenses, Permits, Plans, Contracts and
     Warranties